SEC 1913 Persons who potentially are to respond to the collection of information
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

           Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X| Filed by a Party other than the Registrant |_|
Check the appropriate box:
|X|    Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|_|    Definitive Proxy Statement
|_|    Definitive Additional Materials
|_|    Soliciting Material Pursuant to ss.240.14a-12



                       Digital Courier Technologies, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------


     4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     5)  Total fee paid:

--------------------------------------------------------------------------------


|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


     1)  Amount Previously Paid:

--------------------------------------------------------------------------------

     2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     3)  Filing Party:

--------------------------------------------------------------------------------

     4)  Date Filed:
--------------------------------------------------------------------------------

                                PRELIMINARY COPY

                       Digital Courier Technologies, Inc.
                         348 East 6400 South, Suite 220
                           Salt Lake City, Utah 84107

                               March ______, 2002



Dear Fellow Stockholders:


         Attached are the notice of annual meeting of stockholders and proxy statement for the upcoming 2002 Annual Meeting of Stockholders of Digital Courier Technologies, Inc. The meeting will be held on Thursday, April 18, 2002, at 10:00 a.m. in Tampa, Florida at the Tampa Airport Marriott. These materials describe the matters to be considered at the annual meeting. Please review the materials carefully.

         Whether or not you plan to attend in person, please read the proxy statement and vote your shares. Each vote is important.

                       Sincerely,


                       /s/ James Condon
                       ----------------------------
                           James J. Condon
                           Chairman of the Board

                     DIGITAL COURIER TECHNOLOGIES, INC.
                         348 East 6400 South, Suite 220
                           Salt Lake City, Utah 84107


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

               TO BE HELD APRIL 18, 2002 (10:00 a.m. Eastern time)


TO THE STOCKHOLDERS:


         You are cordially invited to attend the Annual Meeting of Stockholders (the "Annual Meeting") of Digital Courier Technologies, Inc. (the "Company"), which will be held in Tampa, Florida at the Tampa Airport Marriott on Thursday, April 18, 2002, at 10:00 a.m. Eastern time, to consider and act upon the following matters:

         1.   The election of directors;

         2. A proposed amendment to the Company's Amended and Restated Certificate of Incorporation to effect the increase in authorized common shares from 75,000,000 to 100,000,000; and

         3. To transact such other business as may properly come before the Annual Meeting or any adjournments of the Annual Meeting.

          These matters are fully disclosed in the following pages, which are made part of this notice. Only holders of record of Common Stock of the Company at the close of business on March 11, 2002 will be entitled to notice of and to vote at the Annual Meeting and any adjournments of the Annual Meeting.

         IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. YOU ARE INVITED TO ATTEND THE ANNUAL MEETING IN PERSON, BUT WHETHER OR NOT YOU PLAN TO ATTEND, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY, IF YOU PREFER, REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON, ALTHOUGH YOU NEED NOT DO SO.

                                   By Order of the Board of Directors


                                /s/James J. Condon
                                ------------------------
                                   James J. Condon
                                   Chairman of the Board


March ___, 2002
Salt Lake City, Utah

                       DIGITAL COURIER TECHNOLOGIES, INC.

                               -------------------


                                 PROXY STATEMENT

                              DATED MARCH __, 2002




                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 18, 2002
                            (10:00 a.m. Eastern time)


         This Proxy Statement dated March __, 2002 is furnished in connection with the solicitation of proxies by the Board of Directors of Digital Courier Technologies, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held in Tampa, Florida at the Tampa Airport Marriott, on Thursday, April 18, 2002, at 10:00 a.m. Eastern time for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is the Proxy for the Annual Meeting, which you may use to indicate your vote as to the proposals described in this Proxy Statement.


         All Proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting, and that have not been revoked, will be voted as specified by the stockholder, or, if no vote is indicated, the Proxy will be voted in favor of the proposals described in this Proxy Statement. A stockholder may revoke his or her Proxy at any time before it is voted either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and voting his or her shares in person.


         The cost of the Proxy solicitation, estimated to be $25,000, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. The Company may, in addition, use the services of its directors, officers and employees to solicit Proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold Common Stock of the Company in nominee names to distribute annual reports and Proxy solicitation materials to the beneficial owners of such Common Stock and shall reimburse such banks and brokers for reasonable out-of-pocket expenses that they may incur in so doing. The Company's principal executive offices are located at 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107. This Proxy Statement and the accompanying Proxy were mailed to stockholders on or about March _____ 2002.


                        VOTING RIGHTS AND VOTES REQUIRED

         The close of business on March 11, 2002 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments of the Annual Meeting. As of March 11, 2002, the Company had outstanding 43,614,448 shares of Common Stock, par value $0.0001 per share (the only outstanding voting security of the Company), and the Company had approximately 745 common stockholders of record. A common stockholder is entitled to cast one vote for each share of Common Stock held on the record date on all matters to be considered at the Annual Meeting.

         One-third of the outstanding shares of Common Stock entitled to vote at the Meeting must be present in person or represented by proxy at the Annual Meeting in order to constitute a quorum for the transaction of business. The affirmative vote of a plurality of the Common Stock entitled to vote at the Annual Meeting will be required for the election of directors, and the affirmative vote of a majority of the Common Stock entitled to vote at the Annual Meeting will be required for the approval of the amendment to the Company's Amended and Restated Certificate of Incorporation.

         All shares represented by the accompanying Proxy, if the Proxy is properly executed and returned, will be voted as specified by the stockholder, or, if no vote is indicated, the Proxy will be voted FOR the nominees for director and FOR each of the other items to be considered at the Annual Meeting. The proxies will use their discretion in voting on any other matter which is properly brought before the Annual Meeting. The Company does not know of any business that will be presented for consideration at the Annual Meeting other than as set forth in the notice of the meeting and except for an attempt by a group led by James Egide, the former Chairman and Chief Executive Officer of the Company, to solicit stockholder consents to remove the current Board of Directors and elect new directors, which the Company opposes. Votes withheld by nominee recordholders who did not receive specific instructions from the beneficial owners of shares to vote on a particular proposal will be considered as present for purposes of determining a quorum but will not be treated as votes cast and will reduce the absolute number (although not the percentage) of affirmative votes needed for approval of that proposal.


         In the event that the proxies necessary to approve any of the foregoing proposals have not been obtained by the date of the Annual Meeting or a quorum is not present at the Annual Meeting, the stockholders present at the Annual Meeting may, by majority vote, adjourn the Annual Meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken (as long as the meeting is not postponed for 45 days or more).


         The stockholders are being asked to elect three directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. Due to the recent resignation of a director, there is one vacancy on the Board which the Board will consider filling after the meeting. In the election of directors, the three candidates receiving the highest number of votes at the Annual Meeting will be elected as directors of the Company. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for election of such substitute as the Board may recommend. At this time, the Board knows of no reason why any nominee might be unavailable to serve.


                                PROPOSAL NUMBER 1

                              ELECTION OF DIRECTORS

         Pursuant to the Company's By-laws, the Board of Directors is to be comprised of not fewer than three members. Directors serve for a term of one year or until their successors are duly elected and qualified. The nominees listed below were appointed to fill vacancies arising since the last meeting. No meeting has been held since January 2000 as the Company had anticipated asking the stockholders to vote on potential mergers. Opportunities to merge or be acquired have not come to fruition at this date. The nominees are:


        Name of Nominee       Age           Current Position
        ---------------       ---           ----------------
        James J. Condon        45           Chairman of the Board and Director
        Becky Takeda           38           President and Director
        Evan M. Levine         36           Director and Interim Chief Executive
                                            Officer

         In addition, John J. Hanlon previously filled a vacancy on the Board of Directors until his resignation on March 11, 2002.


         Biographical information regarding the nominees is set forth below under the caption "Directors and Executive Officers."

         Pursuant to the Company By-laws, every holder of Common Stock voting for the election of directors is entitled to one vote for each share of Common Stock he or she holds. There is no cumulative voting.

         The Board of Directors unanimously recommends a vote FOR each of the director nominees.

DIRECTORS AND EXECUTIVE OFFICERS


         The following sets forth certain information with respect to each current director, nominee and named executive officer of the Company as of February 11, 2002.

                    Name           Age                   Position
                    ----           ---                   --------
          Director Nominees
   1,2    James J. Condon           45      Chairman of the Board, Director,
                                            and nominee
   1      Becky Takeda              38      President, Director and nominee
   1,2    Evan M. Levine            36      Interim Chief Executive Officer,
                                            Director and nominee


                       1Serves on compensation committee.
                           2Serves on audit committee.

James J. Condon:  Director and Chairman of the Board
Mr. Condon joined the Board of Directors in May 2001. He served as Acting Chairman of the Board and Interim Chief Executive Officer from July 18, 2001 until November 1, 2001 at which time he became Chairman of the Board. Mr. Condon is currently Chief Executive Officer of SecureMethods, a network security software company. From December of 2000 until July of 2001 Mr. Condon was a Senior Advisor with Updata Venture Partners, a venture capital firm located in Reston, Virginia. Mr. Condon joined CyberCash, Inc., an internet payment processor, as Chief Financial Officer in March 1997. From January 1998 to July 1999, Mr. Condon was President of CyberCash, Inc., and from July 1999 to December 2000, Mr. Condon served as Chief Executive Officer of CyberCash. CyberCash filed for bankruptcy within three months after Mr. Condon's departure in December 2000. From August 1995 to March 1997, Mr. Condon was Director of Performance Improvement Services with KPMG Peat Marwick. Mr. Condon has more than fifteen years of experience in finance. He holds an M.B.A. from the University of Chicago and a B.A. in Mathematical Sciences from Johns Hopkins University.


Becky Takeda: Director and President Ms. Takeda joined the Company in January 2000, became Chief Operating Officer in June 2000, and was appointed to the Board in August 2000. She was appointed Interim President on January 5, 2001. She served the Company as Interim Chief Executive Officer from February 2001 to July 2001, and as Chairman of the Board from June 18, 2001 to July 13, 2001. On March 11, 2002, she was appointed President of the Company. From April 1995 to August 1999, Ms. Takeda was Vice President of worldwide marketing and investor relations for SMART Modular, a global high tech manufacturing and services firm. From August 1999 to December 1999, she served as a consultant to SMART Modular. Ms. Takeda has also held executive management positions with several leading technology companies including IBM, Apex Data, Inc., Asia Interactive Services and Instant Replay Corporation. Ms. Takeda holds an M.B.A. in Finance from Santa Clara University and a B.A. in Economics from UCLA.

Evan M. Levine: Director and Interim Chief Executive Officer Mr. Levine has been a Director of the Company since February 2001. On March 11, 2002, he was appointed Interim Chief Executive Officer of the Company. He is currently
Managing Member of Mark Capital LLC, specializing in technology and biotechnology investments and strategies. From September 1997 to January 2001 he was a Managing Principal and Portfolio Manager of Brown Simpson Asset Management, a hedge fund specializing in private equity investments and hedging strategies. He has over 15 years of experience in investment banking, debt equity and derivatives trading. Mr. Levine has completed MBA course work at New York University Stern School of Business and holds a B.A. in Economics and Finance from Rutgers College, Rutgers University.


         Executive Officers. The following individuals currently serve as executive officers of the Company:

James J. Condon:  Chairman of the Board

See above.


Evan M. Levine:   Interim Chief Executive Officer


See above.


Becky Takeda: President


See above.

                     CERTAIN RELATIONSHIPS AND OTHER MATTERS

         On January 22, 2002, the Company entered into an agreement with Brown Simpson Partners I, Ltd. whereby, in exchange for 360 shares of Series D Preferred Stock, Brown Simpson agreed to surrender all Series A Preferred Stock of DCTI, all warrants to purchase shares of capital stock of DCTI, and all registration, anti-dilution or participation rights Brown Simpson may have with respect to DCTI. In addition, Brown Simpson agreed to release DCTI from any liability arising from claims it has asserted against DCTI in connection with the acquisition of DataBank International Ltd. and the delisting of DCTI's stock by Nasdaq. Each share of Series D Preferred Stock issued to Brown Simpson has a stated value of $10,000, and is presently convertible into 33,333 shares of common stock of the Company although Brown Simpson cannot exercise any conversion rights until May 31, 2002.



         On January 7, 2002 the Company filed a lawsuit in Federal Court in San Francisco in response to the "Consent Statement" which was earlier filed by a group of stockholders led by Mr. James Egide, the Company's onetime Chairman and CEO (the "Egide Group"). The complaint alleges the Consent Statement is false and misleading and violates the Securities Exchange Act of 1934 and Securities and Exchange Commission Rules. In addition, the complaint charges that the Consent Statement omits material information about DCTI. The Company may seek to amend its complaint in light of the commencement of a new consent solicitation by the Egide Group on January 17, 2002 and the expiration of the original consent solicitation on February 7, 2002. The Company seeks damages and an injunction prohibiting the Egide Group from soliciting stockholder consents and prohibiting the voting of any shares pursuant to the Consent Statement until the Egide Group files a truthful and non-misleading Consent Statement.

         On January 15, 2002, the Company converted all outstanding shares of Series B Preferred Stock, issued on December 31, 2001 to each current member of the Board of Directors, to a total of 4 shares of common stock. The Company had authorized the issuance of the Series B Preferred Stock as a short-term mechanism to prevent the Egide Group's Consent Statement from causing the replacement of the incumbent Board, over the Holidays, before the Company had an opportunity to respond. The Company sent a letter to stockholders dated January 2, 2002 to inform the stockholders of the Company's position in response to the Consent Statement.

           During the year ended June 30, 2000, the Company acquired certain assets from the MasterCoin entities. These entities were partially owned by stockholders and directors of the Company.

         In April, 2000, the Company entered into agreements to purchase certain software, a merchant portfolio, and certain equipment from various entities referred to jointly as MasterCoin. The Company's Board of Directors approved a total purchase price of $2.9 million for all of the assets to be acquired with the assumption that Mr. James Egide, the then CEO and Chairman of the Company, would negotiate the acquisition and allocate the total price among the assets acquired.

         The software, which will allow the Company to address the "Server Wallet" market opportunity, was acquired through a Software Purchase and Sales Agreement with MasterCoin, International, Inc. ("MCII") in exchange for $1,000,000 in cash. The Company acquired all rights to MCII's e-commerce and e-cash software.

         The owners of MCII included Don Marshall, who was then President and a director of the Company. Mr. Marshall did not accept any remuneration from the Company as a result of the transaction.

         Since the acquisition, the Company has invested an additional $165,000, accounted for as research and development expense, to complete the development of the software. Management believes the potential market for the software is significant and intends to begin marketing the software during fiscal 2002. The cost of the software and additional development costs will be amortized over the life of the software which is estimated to be three years.

         The merchant portfolio was acquired through a Portfolio Purchase and Sale Agreement with the sellers who had developed and acquired the merchant portfolio of MasterCoin of Nevis, Inc. and MasterCoin Inc. in exchange for $700,000 in cash. The Company acquired all rights, title and interests in and to the portfolio. The Company paid $400,000 at closing with the remaining $300,000 payable subject to the performance of the portfolio. The $300,000 is included in accrued liabilities in the accompanying June 30, 2000 balance sheet. The portfolio is currently generating revenues for the Company.

         The Sellers included Don Marshall, the then President and Director of DCTI, and a person who was hired by the Company in July, 2000. Mr. Marshall did not accept any remuneration from the Company as a result of the transaction.

         The cost of the portfolio was amortized over twelve months, the estimated average service period for the merchants acquired.

         The equipment was acquired through an Asset Purchase and Sale Agreement with MasterCoin, Inc., a Nevada corporation (MC) in exchange for $1,200,000 in cash. The Company acquired title to equipment located in St. Kitts, British West Indies consisting of computers, a satellite system, phone systems and leasehold improvements which the Company anticipated would be useful in exploiting the Server Wallet market opportunity referred to above. At the date of the transaction, Mr. James Egide, the former CEO and Chairman of the Company, was a stockholder in MC.

         In the course of closing fiscal 2000 , the Company reviewed the value of the equipment and determined that through age and non-use the book value of the assets was impaired. Upon assessing a current realizable value of $300,000, the Company wrote off the difference of $900,000 to expense. The remaining balance is being depreciated over three years.


         The Company acquired SB.com, a credit card processing company, in June 1999. After the acquisition transaction, the Company loaned four former SB.com stockholders $500,000 each pursuant to promissory notes each signed on June 30, 1999. The promissory notes required the loans to be repaid by June 30, 2001 with interest. DCTI has not received any payments on the promissory notes. The four stockholders have since made claims against the Company that the Company violated the terms of registration rights agreements entered into at the time of the acquisition. The registration rights agreements provided that the Company was required to file a registration statement with the SEC to allow these investors to resell a portion of the shares of the Company's common stock which they received in the acquisition. While the Company continues to discuss settlement of these claims, management felt it prudent to fully reserve the Notes at June 30, 2001. A writeoff of $2,197,596 was recorded at June 30, 2001 for the full value of the Notes, including interest.

         During fiscal 2000, the Company began reviewing the possibility that its Chief Executive Officer and Chairman at the time, Mr. James Egide, may have had a conflicting, undisclosed, interest in DataBank International Ltd. at the time the Company acquired it.

On December 18, 1998, a number of individuals executed an agreement to acquire 75% of the outstanding stock of DataBank in exchange for approximately $5.25 million in cash and $1 million in common stock of the Company transferred by a Company stockholder (the "Initial Transaction"). The selling shareholders of DataBank included three of Mr. Egide's adult children, a trust in the name of Mr. Egide's deceased daughter, as well as several offshore trusts, the ownership of which remains unclear. Shortly thereafter, the Company and DataBank began discussions concerning a combination of the companies and, on March 2, 1999, the Company entered into a letter of intent with DataBank and its principal stockholders providing for the acquisition of DataBank (the "DataBank Acquisition").

The Company's subsequent acquisition, deemed fair and equitable at the time, was priced at 28,027,500 shares of the Company's Common Stock. The Company did not seek from an outside financial advisor an opinion of the fairness of the acquisition consideration. The Company's Board of Directors formed a special committee of directors, each of whom had no involvement in the transaction themselves, to investigate these matters; as finally constituted, that committee consisted of Mr. Ken Woolley and Mr. Greg Duman (the "Special Committee"). The Special Committee, in turn, retained Munger, Tolles & Olson LLP, as outside counsel to conduct an investigation into this matter (the "Internal Investigation").


         During this period, Mr. Egide resigned first as Chief Executive Officer and, later, as a director and as Chairman of the Board of Directors. Additionally, some DataBank stockholders who had received shares of the Company pursuant to the DataBank acquisition returned some or all of the DCTI shares they had received, although they did not present the Company with any signed agreement or otherwise document any right of the Company to take action with respect to the returned shares. (Approximately 7.7 million DCTI shares were received by the Company in this fashion.) All of these facts were promptly disclosed by the Company in press releases as they occurred.

         The investigation was conducted between August and October of 2000. In the process of conducting its investigation, the Special Committee's counsel retained private investigators, reviewed all relevant documents in the Company's possession and conducted interviews of some 11 individuals. On October 25, 2000, they released the "Summary and Conclusions" of their final report. (The Summary and Conclusions were released while the remainder of the report was in technical preparation and review in order to facilitate certain corporate plans, including consummation of settlement negotiations with certain individuals, and to permit the preparation of annual financial statements for submission to the Company's independent auditors, both of which were dependent to some degree upon the results of the report.)

         The results of the investigation were inconclusive. Conflicting testimony was received as to the ownership of certain offshore entities, and dispositive evidence was not found. As to certain other factual questions, more subtle differences of interpretation were identified that could have had legal significance. For example, there were conflicting views as to whether the initial purchase of DataBank shares was made available to the Company. Moreover, there were significant uncertainties as to the legal effect of the different possible factual interpretations. In the view of counsel to the Special Committee, it was not fairly predictable what version of the facts a court would find credible. Also, it was not clear what legal conclusions a court would reach, or what remedies it would find to be available and appropriate, even if the factual questions were not in dispute.


         On December 15, 2000, the Nasdaq Listing Qualifications Panel delisted the Company's common stock and the Company appealed the delisting decision to the Nasdaq Listing and Hearing Review Council, which upheld the Panel's decision on April 9, 2001. As an independent ground for its decision to uphold the Panel, the Review Council noted that it was concerned that the Company knew, at a minimum, of Mr. Egide's roles as a facilitator in the initial purchase of 75% of DataBank shares by the investors and that, in addition, the Company knew of the involvement of family members and acquaintances of Mr. Egide, regardless of whether Mr. Egide himself was involved. On February 12, 2001, Mr. Marshall resigned as President of the Company to eliminate any impediment should the Company wish to apply to Nasdaq for relisting.


         At approximately the time that the investigation was being completed, Mr. Woolley entered into discussions with certain of the stockholders who received DCTI shares in the DataBank acquisition. Ultimately, 7 stockholders agreed to return to the Company 8,637,622 DCTI shares in settlement of any claims by the Company of impropriety against them in connection with the transaction. These shares included the DCTI shares that had earlier been returned to the Company, but this time the Company's right to accept and cancel the shares was made clear. Also included in the returned shares were 1,120,000 shares returned by Mr. Don Marshall, the Company's President, and a former controlling stockholder of DataBank (before the Group DataBank Transaction). The Special Committee agreed that Mr. Marshall had no responsibility or liability with respect to any of the alleged improprieties, but he also agreed that, as the Company's President, and a former DataBank stockholder, he should not benefit through an increased percentage ownership in the Company from the return of stock by others from the DataBank transaction. Accordingly, his return of shares was designed to preserve, after the return of all the shares involved, his percentage interest in the Company at a level equal to what it was immediately before any such share returns. In the view of counsel to the Special Committee who had conducted the investigation, the settlement of claims in exchange for the return of shares was a favorable settlement for the Company in comparison to the certain expenses, and uncertain recoveries, that would have attended any litigation of the matter. After careful consideration of the final report of the Special Committee's counsel, the Company's Board of Directors continues to believe that the Company paid a fair price for DataBank.

On October 16, 2001, the Company entered into a settlement with Mr. Marshall regarding the Company's alleged failure to register restricted shares of the Company's common stock, as well as certain other alleged breaches of his contract rights. Mr. Marshall received the shares in the course of the Company's acquisition of DataBank in October, 1999. Mr. Marshall had claimed that the Company was obligated to periodically register a portion of those restricted shares with the SEC following the DataBank transaction and subsequently failed to do so notwithstanding his demands that it do so. Under prior management the registration statement was never filed. In July 2001, Mr. Marshall filed a lawsuit against the Company in federal court in Salt Lake City, Utah. The complaint sought damages of $10,500,000. Following an investigation by the Company's outside counsel, the Company negotiated a settlement whereby Mr. Marshall was issued 3,500,000 shares of the Company's restricted common stock. As part of the settlement, Mr. Marshall granted the Company's current Chairman an irrevocable proxy to vote these shares for a period of up to three years. In addition, Mr. Marshall received a promissory note from the Company for $800,000 to be paid in quarterly installments, beginning with the quarter ending December 31, 2001. The Company's quarterly payments are based upon a percentage of the Company's earnings before interest, taxes, depreciation and amortization, if any, during each quarter, but the note will have a final maturity date in October 2004. Interest of 15% per annum will not begin accruing on the note until 2003. To assure payment under the note, the Company also executed a confession of judgment, which may not be entered absent a default, in an amount substantially in excess of the principal amount of the note. Finally, as part of the settlement, the Company and Mr. Marshall agreed to modify a prior severance agreement between them. Mr. Marshall has fully released the Company from all claims stated in the complaint. The total amount of the settlement of $1,447,500 has been recorded as of June 30, 2001 as an expense and an accrued liability on the balance sheet. The value of the shares issued was recorded at the price of the Company's common stock on October 16, 2001. Additionally, as part of the settlement, Mr. Marshall was allowed to keep 70,000 shares of the 1,120,000 shares of Common Stock which he had previously committed to be returned to the Company.



                          BOARD COMMITTEES AND MEETINGS

         The Board of Directors held seven meetings during the fiscal year ending on June 30, 2000 and fifteen meetings during the fiscal year ending on June 30, 2001. Each director is expected to attend each meeting of the Board and those committees on which he or she serves. In addition to meetings, the Board and its committees review and act upon matters through written consent procedures. No director attended less than 75% of all of the meetings of the Board and those committees on which he or she served during the fiscal year ending on June 30, 2000 or the fiscal year ending on June 30, 2001.

         The Company currently has standing Compensation and Audit Committees of the Board of Directors.

         Prior to the appointment of the current Compensation Committee, the Company's Board of Directors administered the Company's Second Amended and Restated Incentive Plan. The total number of options granted in any year, the number and selection of directors, consultants, or employees to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Board of Directors, subject to the limitations set forth in the Option Plan.

         The Audit Committee is responsible for periodically reviewing the financial condition and the results of audits of the Company with its independent public accountants. During fiscal 2001, consistent with the requirements of The Nasdaq Stock Market, the Company appointed an Audit Committee consisting of Messrs. Gregory Duman (chair), Stan Cardenas, and Michael Shutters, and met once with the Company's independent public accountants (BDO Seidman, LLP). All three were Directors of the Company for part of the fiscal year and all three have resigned as Directors. The Committee adopted a charter, a copy of which is attached as Exhibit A to this Proxy Statement. Subsequent to their resignation, the remaining Board of Directors, consisting of James Condon, Evan Levine and Becky Takeda, served as the Audit Committee and met once with the Company's independent public accountants (BDO Seidman, LLP).

During the fiscal year ending on June 30, 2000, the prior Audit Committee, consisting of the entire Board of Directors, met once with the Company's independent public accountants, to discuss the Company's financial statements and the independence of the auditors (Arthur Andersen LLP) with respect to the Company.

         The current Audit Committee consists of James Condon (chair), Evan Levine and Becky Takeda. The members of the Audit Committee are not independent as defined in Nasdaq Rule 4200(a)(14).


                                 AUDIT COMMITTEE

                             Audit Committee Report

         BDO Seidman, LLP served as the Company's independent public accountant for the year ended June 30, 2001. A representative of BDO Seidman, LLP will be available to respond to appropriate questions during the annual meeting.

         Management is responsible for the Company's internal controls and the financial process. The independent public accountant is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. In this context The Audit Committee of the Board of Directors has reviewed the audited financial statements of the Company for the fiscal year ended June 30, 2001 with management. Management represented to the Audit Committee that the consolidated financial statements were prepared in accordance with generally accepted accounting principles.

         The Audit Committee has discussed the consolidated financial statements with BDO Seidman, LLP, and the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees) relating to the conduct of the audit. The Audit Committee has also received written disclosures and a letter from BDO Seidman, LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), has discussed with BDO Seidman, LLP the independence of that firm and has considered the compatibility of non-audit services with the independence of BDO Seidman, LLP.

         Based upon the above materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001.

                                                  Audit Committee:
                                                  James Condon, Chairman
                                                  Evan Levine
                                                  Becky Takeda

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         To the Company's knowledge, the following sets forth information regarding ownership of the Company's outstanding Common Stock as of February 11, 2002 by: (i) each person known by the Company to beneficially own over 5% of the outstanding shares of Common Stock, (ii) each director and director nominee,
(iii) each named executive officer, and (iv) all directors and executive officers as a group. As of February 11, 2002, there were 43,614,448 shares of Common Stock outstanding and 360 shares of Series D Preferred Stock outstanding. The stockholders listed have sole voting and investment power, except as otherwise noted.

                                                                Amount of
       Title                 Names and Addresses of              Common                 Percentage
     of Class                Principal Stockholders              Shares*                of Class*
     --------                ----------------------              -------                ---------
Institutional Stockholders
Series D Preferred   Brown Simpson Partners I, Ltd.                     360              100%
                     c/o Walkers Attorneys-at-Law
                     P.O. Box 265GT, Walker House
                     Mary Street, George Town
                     Grand Cayman, Cayman Islands
      Common         Brown Simpson Partners I, Ltd.               4,317,830  (1)         9.9%
                     c/o Walkers Attorneys-at-Law
                     P.O. Box 265GT, Walker House
                     Mary Street, George Town
                     Grand Cayman, Cayman Islands
      Common         Amathus Holdings
                     Upper Ground Floor, Rockwood House,          1,800,000                4%
                     Haywards Heath, 9-17 Perrymount Road
                     West Sussex, England RH16 3TW
      Common         Nautilus Management                          5,251,250  (2)          12%
                     c/o DCTI
                     348 East 6400 South, Suite 200
                     Salt Lake City, UT 84107
      Common         (Proponent Group)
                     James A.Egide                                9,404,326               22%
                     c/o Stoel Rives LLP
                     201 South Main Street
                     Suite 1100
                     Salt Lake City, Utah 84111

                                                                Amount of
       Title                 Names and Addresses of              Common                 Percentage
     of Class                Principal Stockholders              Shares*                of Class*
     --------                ----------------------              -------                ---------
Officers and Directors
      Common         Becky Takeda                                   744,000  (3)           2%
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107

      Common         James Condon                                 3,775,000  (4)         8.6%
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107


      Common         Evan M. Levine                                 227,750  (5)          __
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107

      Common         John Hanlon                                    605,575  (6)           1%
                     348 East 6400 South, Suite 220
                     Salt Lake City, Utah  84107



      Common         All Directors and Executive Officers           722,074  (7)           2%
                     (4 persons)

* In the case of each security holder listed, assumes exercise of all exercisable options and warrants held by that security holder which can be exercised within 60 days from February 11, 2002.


(1) Includes 1,183,843 shares of common stock some of which may be held in street name and 3,133,987 of the shares of Common Stock into which the Series D Convertible Preferred Stock may be converted by Brown Simpson
     Partners after May, 31, 2002. The Series D Preferred Stock will be convertible into approximately 11,999,880 shares but the provisions govering the Series D Preferred Stock specify that conversion will not occur if it would result in the holder beneficially owning over 9.9% of the Company's outstanding shares of Common Stock, or 4,317,830 shares based on the 43,614,448 shares outstanding on the record date. Accordingly, the figure in the table only includes the 1,183,843 shares of Common Stock held plus 3,133,987 shares available upon partial conversion of the Series D Preferred Stock. To the Compay's best knowledge and belief, Matthew C. Brown, Mitchell D. Kaye and James R. Simpson hold beneficial ownership of the holdings of Brown Simpson Partners.
(2) Includes 3,500,000 shares whose voting rights are assigned to James J. Condon, Chairman, for the next three years, pursuant to a settlement agreement as described in Note 13 in the Financial Statements on Form 10-K at June 30, 2001. To the best of the Company's knowledge and belief, beneficial ownership of these shares is held by Mr. Don Marshall.

(3) Includes 744,000 shares of Common Stock that Ms. Takeda may acquire on exercise of options. Does not include 156,000 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of February 11, 2002.

(4) Includes 275,000 shares of Common Stock that Mr. Condon may acquire on exercise of options within 60 days of February 11, 2002. Includes 3,500,000 shares referred to in footnote (2).

(5) Includes 227,750 shares of Common Stock that Mr. Levine may acquire on exercise of options. Does not include 47,250 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of February 11, 2002.

(6) Includes 20,000 shares of Common Stock and 585,575 shares of Common Stock that Mr. Hanlon may acquire on exercise of options. Does not include 382,502 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of February 11, 2002. On March 11, 2002, Mr. Hanlon resigned from all positions with the Company.

(7) Includes 1,832,325 shares of Common Stock that all Directors and Executive Officers may acquire on exercise of options. Does not include 585,752 shares of Common Stock that may be acquired on exercise of options that are not currently exercisable or exercisable within 60 days of February 11, 2002.



                             EXECUTIVE COMPENSATION


         The following table sets forth the annual compensation paid by the Company for services rendered during the last three fiscal years to the Company's Chief Executive Officer, and to each of the Company's other executive officers serving as such as of June 30, 2001 whose annual salary and bonus exceeded $100,000. James J. Condon resigned as Chief Executive Officer on November 1, 2001 but was reappointed to that position on an interim basis on March 11, 2002. John J. Hanlon resigned as President and Chief Financial Officer of the Company on March 11, 2002 and Becky Takeda was appointed President and Evan Levine was appointed Interim Chief Executive Officer. The Company has instituted a search for a permanent Chief Executive Officer and a Chief Financial Officer, but has not made a decision at this time.


                           SUMMARY COMPENSATION TABLE
                                                                              Long-Term
                                              Annual Compensation            Compensation
                                                                                Awards
                                                                              Securities
   Name and Principal      Year Ended                                         Underlying
        Position             June 30       Salary ($)        Bonus ($)        Options (#)
        --------             -------       ----------        ---------        -----------
Becky Takeda                  2001       $    210,000      $         0       300,000
   Former interim CEO         2000       $     90,000      $         0             0
   Vice Pres.                 1999       $          0                0             0
   Business
   Development

                           SUMMARY COMPENSATION TABLE
                                                                              Long-Term
                                              Annual Compensation            Compensation
                                                                                Awards
                                                                              Securities
   Name and Principal      Year Ended                                         Underlying
        Position             June 30       Salary ($)        Bonus ($)        Options (#)
        --------             -------       ----------        ---------        -----------
John J. Hanlon                2001       $    175,000      $         0       768,076
   Chief Financial            2000       $          0      $         0             0
   Officer                    1999       $          0      $         0             0

James A. Egide                2001       $     15,000      $         0             0 (1)
   Former Chairman            2000       $    180,000      $         0       650,000
   and CEO                    1999       $      4,000      $         0             0

Donald Marshall               2001       $    210,000      $         0             0
   Former President           2000       $    157,500 (2)  $         0             0
                              1999       $          0      $         0             0

Bobbie. Downey                2001       $    135,000      $         0        91,875
   Vice President,            2000       $    111,875      $     7,700        65,000
   Secretary and              1999       $     83,125 (3)  $         0        90,000
   General Counsel

         (1) Mr. Egide is no longer a director or an executive officer of the Company. Mr. Egide's options were cancelled in accordance with the Company's stock options plan upon his resignation in July, 2000.
         (2) Mr. Marshall is no longer a director or an executive officer of the Company. Mr. Marshall's salary during fiscal year 2000 was for the nine month period from October 1, 1999 through June 30, 2000.
         (3) Ms. Downey's salary during fiscal year 1999 was for the period from September 16, 1998 through June 30, 1999.


         In February, 2001 the Board of Directors repriced all employee options granted in October, 2000 to the then quoted price of $.49. In November, 2001 the Board of Directors repriced all outstanding options to the then quoted price of $.096.

Digital Courier Technologies, Inc.
Repricing Table

                                            Original                    Original        New        Market Price       Remaining
                                             Grant       Number of      Exercise      Exercise       at Date of      Original Term
                   Name                      Date        Options         Price         Price        Repricing        at Repricing
                   ----                      ----        -------         -----         -----        ---------        ------------
February 16, 2001 Repricing to $0 .49
Hanlon, John                               12-Oct-00      102,410        $ 2.906        $ 0.490         $ 0.490       56 Months
Takeda, Becky                              12-Oct-00      100,000        $ 2.906        $ 0.490         $ 0.490       56 Months


October 16, 2001 Repricing to $0.096


Hanlon, John                               21-Aug-00      409,641        $ 4.188        $ 0.096         $ 0.096       46 Months
Hanlon, John                               12-Oct-00      102,410        $ 2.906        $ 0.096         $ 0.096       48 Months (1)
Hanlon, John                               16-Feb-01      256,026        $ 0.490        $ 0.096         $ 0.096       52 Months


Takeda, Becky                              13-Jan-00      200,000        $ 5.625        $ 0.096         $ 0.096       39 Months
Takeda, Becky                               1-Jun-00      200,000        $ 4.813        $ 0.096         $ 0.096       43 Months
Takeda, Becky                              12-Oct-00      100,000        $ 2.906        $ 0.096         $ 0.096       48 Months (1)
Takeda, Becky                              18-Dec-00      200,000        $ 0.550        $ 0.096         $ 0.096       50 Months

(1) These options were repriced to $.049 on February 16, 2001 and subsequently repriced to $0.096 on October 16, 2001.

         The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, granted during the fiscal years ended June 30, 2000 and June 30, 2001, and the potential realizable value of such grants (assuming certain annual appreciation rates for the underlying Common Stock).

                                  OPTION GRANTS IN FISCAL YEAR ENDING JUNE 30, 2000
                                                  Individual Grants

                                           Percent of                                    Potential Realizable Value
                                              Total                                           at Assumed Annual
                             Number of       Options                                        Rates of Stock Price
                            Securities     Granted to                                         Appreciation for
                            Underlying      Employees                                            Option Term
                              Options       in Fiscal       Exercise      Expiration          5%             10%
Name                        Granted (#)       Year           Price           Date            ($)             ($)
----                        -----------       ----           -----           ----            ---             ---
James A. Egide               650,000(1)       18.7%         $5.9375        Oct. 2004     $192,969        $385,938
Bobbie Downey                 25,000           0.7%         $9.50          Jan. 2005       11,875          23,750
Bobbie Downey                 40,000           1.1%         $5.625         Apr. 2005        1,250          22,500

(1) Mr. Egide is no longer a director or an executive officer of the Company. Mr. Egide's options were cancelled in accordance with the Company's stock option plan upon his resignation in July, 2000.

                          OPTION GRANTS IN LAST FISCAL YEAR ENDING JUNE 30, 2001
                                                  Individual Grants

                                           Percent of                                       Potential Realizable Value
                                              Total                                              at Assumed Annual
                             Number of       Options                                           Rates of Stock Price
                            Securities     Granted to                                            Appreciation for
                            Underlying      Employees                                               Option Term
                              Options       in Fiscal       Exercise      Expiration             5%             10%
Name                        Granted (#)       Year           Price           Date               ($)             ($)
----                        -----------       ----           -----           ----               ---             ---
Bobbie Downey                  65,625         1.6%           $0.49         Oct. 2005         $   1,608      $   3,216
Bobbie Downey                  26,250         0.4%           $0.49         Feb. 2006               643          1,286
John J. Hanlon                409,641         9.0%           $4.1875       Aug. 2005            85,769        171,537
John J. Hanlon                102,410         2.2%           $0.49         Oct. 2005             2,509          5,018
John J. Hanlon                256,025         5.6%           $0.49         Feb. 2006             6,273         12,545
Becky Takeda                  200,000         4.4%           $0.49         Oct. 2005             4,900          9,800
Becky Takeda                  100,000         2.2%           $0.55         Dec. 2005             2,750          5,500

   The following table summarizes for each of the named executive officers of the Company the number of stock options, if any, exercised during the fiscal years ended June 30, 2000 and June 30, 2001, the aggregate dollar value realized upon exercise, the total number of unexercised options held at June 30, 2000 and June 30, 2001 and the aggregate dollar value of in-the-money unexercised options, if any, held at June 30, 2000 and June 30, 2001. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at June 30, 2000 and June 30, 2001 is the difference between its exercise price and the fair market value of the underlying stock on June 30, 2000, and June 30, 2001 which was $6.375 and $0.30 respectively per share based on the closing bid price of Common Stock on June 30, 2000 and June 30, 2001 respectively. Except as noted below, the underlying options have not been, and may never be, exercised; and actual gains, if any, on exercise will depend on the value of the Common Stock on the actual date of exercise. There can be no assurance that these values will be realized.

                       AGGREGATED OPTION EXERCISES IN FISCAL YEAR ENDING JUNE 30, 2000

                             Shares
                          Acquired on                                                      Value of Unexercised
                          Exercise in         Value         Number of Securities          In-the-Money Options at
                          Fiscal Years      Realized       Underlying Unexercised                 6/30/00
                         Ending 6/30/00                      Options at 6/30/00
Name                           (#)             ($)      Exercisable   Unexercisable    Exercisable   Unexercisable
---------------------- ------------------- ------------ ------------ ---------------- ------------- ---------------
James A. Egide (1)                  0      $      0          650,000           0        $    284,375  $        0
Glen Hartman                        0      $      0          125,000           0        $     54,688  $        0
Becky Takeda                        0      $      0           20,000     380,000        $     15,000  $  369,300
Bobbie Downey                  50,000      $303,166           46,500      58,500        $     28,000  $   27,000
Greg Duman                          0      $      0           20,000      40,000        $          0  $        0

(1) Mr. Egide is no longer a director or an executive officer of the Company. Mr. Egide's options were cancelled in accordance with the Company's stock options plan upon his resignation in July, 2000.

      Aggregated Option exercises in Last Fiscal Year ENDing JUNE 30, 2001

                             Shares
                          Acquired on                                                      Value of Unexercised
                          Exercise in         Value         Number of Securities          In-the-Money Options at
                          Fiscal Years      Realized       Underlying Unexercised                 6/30/01
                         Ending 6/30/01                      Options at 6/30/01
Name                           (#)             ($)      Exercisable  Unexercisable    Exercisable   Unexercisable
---------------------- ------------------- ------------ ------------ ---------------- ------------- ---------------
Bobbie Downey                  0           $      0           70,500     126,375        $        0    $        0
John J. Hanlon                 0           $      0          106,507     661,570        $        0    $        0
Becky Takeda                   0           $      0          364,000     336,000        $        0    $        0


Stock Option Plan

         The Company has adopted the Second Amended and Restated Incentive Plan (the "Option Plan") to assist the Company in securing and retaining key employees and directors. The Option Plan provides that options to purchase a maximum of 6,000,000 shares of Common Stock may be granted to (i) directors and consultants, and (ii) officers (whether or not a director) or key employees of the Company ("Eligible Employees"). The Option Plan will terminate in 2014 unless sooner terminated by the Board of Directors.

         The Option Plan is administered by the Board of Directors. The total number of options granted in any year to Eligible Employees, the number and selection of Eligible Employees to receive options, the number of options granted to each and the other terms and provisions of such options are wholly within the discretion of the Board of Directors, subject to the limitations set forth in the Option Plan. The option exercise price for options granted under the Plan may not be less than 100% of the fair market value of the underlying Common Stock on the date the option is granted. Options granted under the Option Plan expire upon the earlier of an expiration date fixed by the Option Committee or five years from the date of grant.

         Under the Option Plan, the Company may issue both qualified and non-qualified stock options. As of June 30, 2001, options to purchase 4,902,224 shares of Common Stock were outstanding under the Plan.


                            COMPENSATION OF DIRECTORS

         During the period March 2001 through July 2001 the Company's non-employee Directors were paid $12,000 per year (prior to March 14, 2001, the Company's non-employee directors were not provided any payment for their service as directors). The non-employee directors are not currently compensated for attendance at Board of Director meetings, but they are reimbursed for their out-of-pocket expenses for attending Board and Committee meetings. Non-employee directors may be granted, on an ad hoc basis, stock options upon being appointed to the Board.

                      COMPENSATION COMMITTEE INTERLOCKS AND
                 INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         The Company's executive compensation policies are administered by the Compensation Committee. The Compensation Committee reviews and determines the compensation of the Company's officers and evaluates management performance, management succession and related matters. The persons who served as members of the Compensation Committee during the fiscal year ending on June 30, 2000 were Messrs. Kenneth Woolley, Glenn Hartman and James Egide. All three were directors of the Company for part of the fiscal year, and all three have resigned as directors. This Compensation Committee met three times during fiscal 2000. Messrs. Stan Cardenas (chair), Evan Levine and Mike Shutters served as members of the Compensation Committee during fiscal 2001. The new Compensation Committee met twice during the fiscal year ending on June 30, 2001. The current Compensation Committee consists of James J. Condon (chair), Becky Takeda and Evan Levine.

         No executive officer of the Company served as a member of (i) the compensation committee of another entity which has had an executive officer who was a member of the Compensation Committee of the Company's Board of Directors,
(ii) the board of directors of another entity, one of the whose executive officers served on the Compensation Committee of the Company's Board of Directors, or (iii) the compensation committee of any other entity in which one of the executive officers served on the Company's Board of Directors, during the fiscal years ending June 30, 2000 and June 30, 2001.

EMPLOYMENT   CONTRACTS,   TERMINATION   OF  EMPLOYMENT   AND   CHANGE-IN-CONTROL
ARRANGEMENTS


         The Company entered employment agreements with Ms. Takeda and Mr. Hanlon, respectively, dated February 12, 2001 and November 1, 2001 providing for an annual salary of $210,000 in the case of Ms. Takeda and $225,000 in the case of Mr. Hanlon. The agreements were for one year terms automatically renewable for successive one year terms unless either of the executive or the Company elected not to renew. The agreements provided that employment could be terminated with or without cause. In the event of termination for cause, the Company would be required to pay the executive any unpaid compensation through the date of termination plus accrued vacation. In the event of termination other than for cause, the executive would be entitled to six months salary and be required to perform part-time consulting services for six months after termination, and would continue to receive the insurance benefits in effect prior to termination during the six month period. In addition, all stock options, warrants, rights and other Company stock-related awards would continue to best for the six month period. In the event of resignation by reason of the material breach of the agreement by the Company, the occurrence of a change of control, a material change in the executive's responsibilities, a more than 20% reduction in the executive's compensation, or a relocation of the executive's place of employment by more than sixty miles from the current place of employment, he or she would be entitled to the same compensation available upon termination other than for cause, except that the six month periods would be one year periods and except that stock options, warrants, rights and other Company stock-related awards would become fully vested and nonforfeitable on the date of termination and stock options would remain exercisable until expiration of the option term. The executive is also entitled to indemnification from the Company to the maximum extent permitted by law. In the event of a change in control, all outstanding options or other rights under the Company's stock option plans automatically accelerate and and all vested and unvested shares become immediately exercisable.



         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

         The compensation policy of the Company is to provide competitive levels of compensation that are influenced by performance, that reward individual achievements, and that enable the Company to attract and retain qualified executives. Compensation consists primarily of annual salary and long-term incentive compensation in the form of stock options. Historically, bonuses have only been awarded in circumstances when, in the Compensation Committee's subjective judgment, a particular executive displayed exceptional performance during the prior year.


         The Compensation Committee, as currently constituted, took office after the resignations of the former members of the Board, thus this Compensation Committee cannot report on the basis for determining the prior Chief Executive Officer's compensation. Mr. James Condon is the Company's Chairman of the Board, Ms. Becky Takeda is the Company's President and Mr. Evan Levine is the Interim Chief Executive Officer. The Compensation Committee intends to apply sound business practices (in line with the Company's compensation policy) in setting and reviewing their compensation. Mr. Hanlon was appointed President on November 1, 2001. His annual salary was increased on that date from $210,000 to $225,000. The entire Board of Directors considered current market conditions in the San Francisco Bay Area for similar positions in deciding on Mr. Hanlon's compensation. Ms. Takeda joined the Company in January 2000 with an annual salary of $180,000. She was appointed Chief Operating Officer on July 1, 2000 and given an increase in salary to $210,000 at the Board's discretion. Ms. Takeda served the Company as interim President, Chief Executive Officer and Chairman for extended periods during fiscal 2001, however, her salary was never adjusted. Mr. James Condon served the Company as Chairman, Chief Executive Officer and President from June 18, 2001 through October 31, 2001 at a salary of $275,000 per year. He currently serves as Chairman of the Board and is not compensated.

         The Compensation Committee is pleased to submit this report to the stockholders with regard to the above matters.

         Compensation Committee

         James J. Condon (Chair)
         Becky Takeda
         Evan Levine

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company and on representations that no other reports were required, the Company has determined that during the fiscal years ending June 30, 2000 and June 30, 2001 no such reporting person failed to timely file any applicable Section 16(a) forms.

                                PERFORMANCE GRAPH

         The following chart shows how $100 invested as of June 30, 1996 in shares of the Company's Common Stock would have grown during the five-year period ended June 30, 2001, as a result of changes in the Company's stock price, compared with $100 invested in the Standard & Poor's 500 Stock Index and in the Standard & Poor's Technology Index.

[OBJECT OMITTED]

                                  ANNUAL REPORT

         The Company's Annual Report on Form 10-K for the year ended June 30, 2001 is being mailed to the stockholders of the Company along with this Proxy Statement, and contains the Company's financial statements and management's discussion and analysis of such financial statements and the reports thereon of BDO Seidman and Arthur Andersen LLP.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         On June 4, 2001, Arthur Andersen LLP notified the Company that it declined to stand for re-election as our independent accountants and that the client-auditor relationship between DCTI and Arthur Andersen LLP had ceased. The report of Arthur Andersen LLP on our consolidated financial statements as of and for the year ended June 30, 2000 contained the following explanatory paragraph:

         "The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company has suffered recurring losses from continuing operations of $34,867,900, $20,353,229, and $5,544,363 during the years ended June 30, 2000, 1999, and 1998, respectively. The Company's operating activities, excluding cash retained for merchant reserves, used $4,097,019, $7,291,791 and $6,400,982 of cash during the years ended June 30,
2000, 1999 and 1998, respectively. Additionally, the Company has a tangible working capital deficit of $4,872,841 as of June 30, 2000. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Except for the foregoing, the reports of Arthur Andersen LLP on our financial statements for each of the past two fiscal years contained no adverse opinions or disclaimers or opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles."

         Our Board of Directors has accepted the cessation of our relationship with Arthur Andersen LLP.

         In connection with the audits of the two fiscal years ended June 30, 2000 and during the subsequent period from July 1, 2000 through June 4, 2001, we had no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to their satisfaction, would have caused them to make reference to the subject matter of the disagreement(s) in connection with their opinion.

         During the two most recent fiscal years and through June 4, 2001, there occurred no reportable events (as such term is defined in Item 304(a)(1)(v) of the Commission's Regulation S-K).

         We have elected BDO Seidman, LLP as our new independent accountants as of June 4, 2001. We have not consulted with BDO Seidman prior to its engagement regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on our financial statements or any matter that was either the subject of a disagreement or a reportable event (as such terms are defined in Item 304(a)(1) of the Commission's Regulation S-K).

         The independent auditors' fees for services are listed below:

                                                                      Fiscal 2001      Fiscal 2000
                                                                      -----------      -----------
Audit Fees                                                             $ 180,000        $327,888

Financial Information Systems Design and Implementation Fees              --               --

All Other Fees                                                            --              72,222
                                                                        --------        --------

         Total Fees                                                    $ 180,000        $400,110
                                                                       =========        ========

         The Audit Committee did consider the compatibility of non-audit services provided by the auditors with maintaining the auditors' independence, and determined that the auditors' independence relative to financial audits was not jeopardized by the non-audit services. The auditors did not employ leased personnel in connection with their audit work.

                                PROPOSAL NUMBER 2

             INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

         General

         The Board of Directors recommends that the stockholders approve an increase in the number of authorized shares of common stock of the Company. Currently, the Amended and Restated Certificate of Incorporation provides that the Company is authorized to issue two classes of shares designated as "common stock" and "preferred stock", respectively. The number of shares of common stock authorized to be issued is 75,000,000, and the number of shares of preferred stock authorized to be issued is 2,500,000. The board of directors recommends that the authorized number of common shares be increased to 100,000,000 shares. There is no change being recommended in the number of shares authorized preferred stock.

         Required Vote

         Approval of the proposal requires the affirmative vote of the holders of a majority of the shares of the Company's Common Stock outstanding on the record date.

         Background and Reasons for the Proposal

         As of March 11, 2002, there were 43,614,448 shares of common stock outstanding and 360 shares of Series D Preferred Stock each of which are convertible into 33,333 shares of common stock of the Company as of May 31, 2002. In addition, there were options outstanding covering 4,793,424 common shares and 1,206,576 shares of common stock reserved for issuance under the Company's Second Amended and Restated Incentive Plan. These potential issuances of common stock will reduce the number of remaining shares available for other corporate purposes and thereby limit the Company's flexibility in future capital raising and initiation of additional employee benefit plans.

         The Board of Directors believes that the increase would provide greater flexibility to raise capital and satisfy other corporate needs, to provide stock related employee benefits and to effect stock dividends. Although the Company is not currently considering any specific acquisition opportunities, the additional shares would be available for the Company to issue in future acquisitions.

         If the proposal is approved, generally no further shareholder approval would be necessary for the issuance of all or any portion of the additional shares of common stock and preferred stock, unless required by law or any rule or regulations to which the Company is subject. Any issuance of common stock could have a dilutive effect on those shareholders who paid a higher consideration per share for their stock, depending upon the consideration per share received by the Company.

         Also, future issuances will increase the number of outstanding share for purposes of cash and non-cash dividends and distributions and for all other purposes. The availability for issuance of the additional shares and any issuance thereof, or both, may be viewed as having the effect of discouraging an unsolicited attempt by another person or entity to acquire control of the Company.

         The proposed amendment to the Amended and Restated Certificate of Incorporation is set forth in Exhibit B to this proxy statement.

         Recommendation

         The Board of Directors unanimously recommends a vote FOR the amendment to the Company's Amended and Restated Certificate of Incorporation.

                                  OTHER MATTERS

         The Report of the Compensation Committee, the Report of the Audit Committee, the Performance Graph, the Audit Committee Charter contained in Appendix A to this proxy statement and the statement of independence of Audit Committee members referred to under "Board Committees and Meetings" are not to be considered as filed with the Securities and Exchange Commission or incorporated by reference into any other filings which the Company makes with the Commission under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, nor is this information considered as proxy soliciting material. These portions of this proxy statement are not a part of any of those filings unless otherwise stated in those filings.

                              STOCKHOLDER PROPOSALS


         Stockholder proposals to be presented at the Annual Meeting of Stockholders to be held in 2003 must be received at the Company's executive offices at 348 East 6400 South, Suite 220, Salt Lake City, Utah 84107, addressed to the attention of the Secretary, by [November 11, 2002] in order to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting. In addition, if the Company does not receive notice by [January 25, 2003] of any proposal which a stockholder wishes to present from the floor of the Annual Meeting, then the Company's proxies will be entitled to use their discretion in voting on the proposal.

                                   Exhibit A-2

                                    EXHIBIT A

                       DIGITAL COURIER TECHNOLOGIES, INC.
                AUDIT COMMITTEE OF THE BOARD OF DIRECTORS CHARTER

                                  May 24, 2000


I.   COMPOSITION AND POLICIES

      One committee of the Board of Directors of Digital Courier Technologies, Inc. (the "Company") will be known as the Audit Committee. The primary function of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities by reviewing the financial information that will be provided to the shareholders of the Company and others. The following are the primary operating policies of the Audit Committee.

   o  The  Audit  Committee  shall be  composed  of three  or more  outside  and independent members of the Board of Directors and shall elect a Chairperson from among their members to serve in that capacity until a new Chairperson is elected. Members of the Audit Committee shall be appointed and removed by action of the Board of Directors. All Audit Committee members shall be independent of management and the Company. They shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management of the Company, as defined by the current NASD listing standards. All Audit Committee members shall be financially literate, or shall be able to become so literate in a reasonable amount of time, and at least one member shall have finance, accounting or related employment experience. Financial literacy, at a minimum, includes the ability to read the Company's balance sheet, income statement, and cash flow statement.

   o The Audit Committee shall hold such meetings as deemed necessary but shall meet a minimum of once per calendar year. Minutes of all Audit Committee meetings shall be taken and approved at subsequent meetings.

   o Upon the request of the Company's independent auditors, the Chairperson of the Audit Committee shall convene a meeting of the Audit Committee to consider any matters such auditors believe should be brought to the attention of the Audit Committee, the Board of Directors or stockholders of the Company.

   o The Audit Committee has the authority to direct and supervise an investigation into any matter, including the authority to retain outside counsel or other professional services. The independent auditors are accountable to the Audit Committee, and the Audit Committee shall, upon consulting with the Board of Directors and subject to stockholder approval, have the ultimate power to hire or remove the independent auditors.

   o The Audit Committee must report its actions to the full board of directors and may make appropriate recommendations regarding systems of internal financial controls and audit procedures.

II.  FUNCTIONS AND DUTIES

The Audit Committee is charged with the responsibility for:

   1. Reviewing with management and the independent auditors the annual financial statements to be included in the annual report (Form 10-K) filed with the Securities and Exchange Commission, including their judgments about the quality and acceptability of accounting principles, the reasonableness of significant judgments, and the clarity of the related disclosures. Also, the Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards;

   2. Selecting, upon consultation with the Board of Directors and subject to stockholders' approval, the Company's independent auditors, including review of any fees paid to independent auditors;

   3. Obtaining from the independent auditors a written statement outlining their relationships with the Company pursuant to Independence Standard
      Board Standard No. 1 and actively engaging in a dialogue with the independent auditors regarding matters that might reasonably be expected to affect their independence with the Company;

   4. Confirming the independence of the independent auditors;

   5. Reviewing annually the combined audit plans of the independent auditors and internal auditors;

   6. Meeting with the independent auditors at the completion of their annual examination to review their evaluation of the financial reporting and internal controls of the Company and any changes required in the originally planned audit program;

   7. Meeting with the internal auditors on an ongoing basis to review:

      (a)Audit results;
      (b)Reports on exposures/controls, irregularities and control failures;
      (c)The disposition of recommendations for improvements in internal control made by internal and external auditors; and
      (d)Any changes required in the originally planned audit program.

   8. Reviewing the reports of examinations by regulatory authorities;

   9. Monitoring the Company's policies and procedures for the review of expenses and perquisites of selected members of senior management;

   10.Performing   any   special    reviews,    investigations    or   oversight
      responsibilities required by the Board of Directors or its Chairperson;

   11.Reporting at least once annually to the Board of Directors on the results of the activities of the Audit Committee, as well as reporting to shareholders as required in annual meeting proxies;

   12.Considering comments by the independent auditors suggesting improvements in internal accounting controls and the response by management to such comments;

   13.Reviewing this Charter at least annually to re-assess its adequacy and update its provisions to comply with any changes in NASD listing standards, SEC law, any other mandatory requirement, or with current "best practices" standards within the financial reporting industry; and

   14.Performing any other task or duty necessary to comply with the law, the Company's By-laws, or other responsibilities given to the Audit Committee by the full board of directors.

III.  AUTHORITY OF THE AUDIT COMMITTEE

The Audit Committee shall have all authority necessary to accomplish the duties enumerated in this charter, including duties that are incident to the duties described herein. The Audit Committee has the authority to consult with internal or outside legal or other professional counsel to obtain an opinion on any accounting practice, legal standard, or other question that arises within the scope of performing Audit Committee duties. Funding shall be provided to the Audit Committee in order to allow it to complete its duties under this charter and/or to seek the professional services or consultation it requires. The Audit Committee is authorized to review all books and records of the Company and to consult with all employees of the Company.

                                    EXHIBIT B



         CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF
                                INCORPORATION OF
                       DIGITAL COURIER TECHNOLOGIES, INC.
                       ----------------------------------



                  Digital Courier Technologies, Inc. (hereinafter called the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:


1.       The name of the corporation is Digital Courier Technologies, Inc.


2.       The  Amended  and  Restated   Certificate  of   Incorporation   of  the
         Corporation is hereby amended by striking out Article IV thereof and by substituting in lieu of said Article IV the following new Article IV:

                  "ARTICLE IV: The total number of shares of stock of all classes which the Corporation shall have authority to issue is One Hundred and Two Million Five Hundred Thousand (102,500,000), of which One Hundred Million (100,000,000)
                  shares shall have the par value of One Ten Thousandth of One Cent ($0.0001) each and shall be shares of common stock (the "Common Stock"), and Two Million Five Hundred Thousand (2,500,000) shares shall have the par value of One Ten Thousandth of One Cent ($0.0001) each and shall be shares of preferred stock (the "Preferred Stock")."

3. The amendment of the Amended and Restated Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


4. The effective date of this amendment of the Amended and Restated Certificate of Incorporation shall be the date of filing.

     I further declare under penalty of perjury under the laws of the State of Delaware that the matters set forth in this certificate are true and correct of my own knowledge.


Dated:  ________________, 200_


                        ----------------------------------

                                PRELIMINARY COPY




                       Digital Courier Technologies, Inc.

           PROXY FOR ANNUAL MEETING OF STOCKHOLDERS ON APRIL 18, 2002

          This Proxy is solicited on behalf of the Board of Directors.



The undersigned hereby appoints James J. Condon, with full power of substitution, as proxy, attorney and agent of the undersigned, to attend the Annual Meeting of Stockholders of Digital Courier Technologies, Inc., in Tampa, Florida at the Tampa Airport Marriott on April 18, 2002 at 10:00 am Eastern Time, and any adjournment or postponement thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:


            1. Election of Directors

                        James J. Condon
                        Becky Takeda
                        Evan M. Levine

All directors: ___ For ___ Against ___ Withhold


TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CROSS OUT THAT INDIVIDUAL'S NAME ABOVE.



          2. Increase in authorized common shares from 75,000,000 to 100,000,000

                       ___ For ___ Against ___ Withhold


The Board of Directors recommends a vote FOR each of the above proposals.

THIS PROXY WILL BE VOTED AS SPECIFIED, OR, IF NO CHOICE IS SPECIFIED, WILL BE VOTED FOR EACH OF THE ABOVE PROPOSALS AND IN THE DISCRETION OF THE PROXIES AS TO ANY OTHER MATTER WHICH IS PROPERLY BROUGHT BEFORE THE MEETING.

Date:
      ----------------------

----------------------------           -------------------------------------
            Signature                             Signature, if held jointly

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, as administrator, trustee, or guardian, please give full title as such. If a corporation, please sign full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


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